UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) July 12, 2010
UNITED AMERICAN HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	001-11638	38-2526913

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 River Place, Suite 4950, Detroit, Michigan	48207

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (313) 393-4571
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.
On July 12, 2010, United American Healthcare Corporation (“UAHC”) entered into an Amendment to Securities Purchase Agreement (the “Amendment”), with Chicago Venture Partners, L.P., Pulse Systems Corporation, Demian Backs, Vince Barletta, Rodger Bell and Merrill Weber (collectively, the “Sellers”). The Amendment amends that certain Securities Purchase Agreement, dated June 18, 2010 (the “Agreement”), by and among UAHC and the Sellers, as well as John M. Fife, as the Seller Representative (as defined therein), Pulse Sellers, LLC, Pulse Holdings, LLC, and Pulse Systems, LLC (“Pulse Systems”), which was entered into in connection with the June 18, 2010 acquisition of Pulse Systems by UAHC. See UAHC’s Current Report on Form 8-K filed June 24, 2010 for further information regarding the acquisition. Under the Agreement, UAHC acquired all of the common units and certain warrants to purchase common units of Pulse Systems.
The Agreement provides for the issuance of 1,608,040 shares of UAHC common stock (valued at $1,600,000) (the “Shares”), subject to shareholder approval, to Sellers as payment of a portion of the purchase price. Such shareholder approval was required as of the date of the Agreement under UAHC’s Amended and Restated Bylaws (the “Bylaws”) and the rules of the NASDAQ Stock Market. However, in light of the amendment of the Bylaws by the Board of Directors, effective July 7, 2010, and UAHC’s move from the NASDAQ Stock Market to the OTCQB™ Marketplace, effective July 12, 2010, such shareholder approval is no longer required to issue the Shares. See UAHC’s Current Report on Form 8-K filed July 8, 2010 for further information regarding such events. Therefore, the Amendment provides that the issuance of the 1,608,040 Shares is subject solely to Board approval.
On July 12, 2010, the Board approved the issuance of the 1,608,040 Shares to the Sellers effective as of such date. In furtherance of the Agreement, 402,010 Shares from the issuance were placed into escrow to secure any downward post-closing adjustment to the purchase price and any indemnity claims.
The foregoing description of the Amendment is qualified in its entirety by the terms and conditions of such agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
Items 2.01 Completion of Acquisition or Disposition of Assets.
The information regarding the Amendment is set forth in Item 1.01 and is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The information regarding the Amendment is set forth in Item 1.01 and is incorporated herein by reference.
Item 8.01 Other Events.
On July 15, 2010, UAHC issued a press release announcing that UAHC’s upcoming Annual Shareholder Meeting has been rescheduled from Tuesday, June 29, 2010 to Thursday, September 30, 2010, and that the record date for shareholders eligible to vote at the meeting is September 1, 2010. UAHC also announced the revised advanced notice deadlines for proposals and director nominations by shareholders for such Annual Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
2.1	Amendment to Securities Purchase Agreement, dated July 12, 2010, by and among UAHC, Chicago Venture Partners, L.P., Pulse Systems Corporation, Demian Backs, Vince Barletta, Rodger Bell and Merrill Weber.

99.1	Press Release, dated July 15, 2010, titled “United American Healthcare Corporation Announces Change to Meeting Date for Annual Meeting of Shareholders.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2010	UNITED AMERICAN HEALTHCARE CORPORATION
	By:	/s/ William L. Dennis
		Name:	William L. Dennis
		Title:	Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
2.1	Amendment to Securities Purchase Agreement, dated July 12, 2010, by and among UAHC, Chicago Venture Partners, L.P., Pulse Systems Corporation, Demian Backs, Vince Barletta, Rodger Bell and Merrill Weber.

99.1	Press Release, dated July 15, 2010, titled “United American Healthcare Corporation Announces Change to Meeting Date for Annual Meeting of Shareholders.”

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